                                                                   EXHIBIT 10.24

                            Cross-License Agreement


This Cross-License Agreement, effective as of the Effective Date, (the "Agreement") governs disposition of certain intellectual property rights between ZymoGenetics, Inc., a Washington corporation having a principal place of business at 1201 Eastlake Avenue East, Seattle, Washington 98102 ("ZGI") and Novo Nordisk A/S, Enzyme Business, a Danish corporation having a principal place of business at Novo Alle, DK-2880, Bagsvaerd, Denmark ("NN").

WHEREAS, ZGI wishes to acquire licenses to certain rights to patents and patent applications owned or controlled by NN; and

WHEREAS, NN wishes to acquire licenses to certain rights to patents and patent applications owned or controlled by ZGI;

NOW THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:


                                   ARTICLE 1
                                  Definitions
                                  -----------

SECTION 1.1.  "Additional Patents" means:  any patents or patent applications of
               ------------------
ZGI or NN that are not ZGI Patents or NN Patents.

SECTION 1.2.  "Affiliate" means:  any company, joint venture partnership, or
               ---------
other business entity which controls, is controlled by, or is under common control of a party hereto. A business entity shall be deemed to control another business entity if it possesses, directly or indirectly, the power to order or cause the direction, management and policies of such other business entity, whether through the ownership of voting securities, by contract or otherwise.

SECTION 1.3.  "Commercialization Rights" means:  (a) the right to conduct
               ------------------------
research (including research with academic and other non-profit institution collaborators), use, sample, develop (including clinical development), promote, manufacture, have made, market, offer to sell, import, export, distribute, sell, and have sold NN or ZGI Products; and (b) the right to conduct research, use, sample, develop (including clinical development), manufacture, have made, promote, market, offer to sell, import, export, distribute, sell and have sold NN or ZGI Products together with one or more third parties as part of a co-marketing agreement, strategic partnership, joint venture relationship or the like in which NN or ZGI continues work on research and development of NN or ZGI Products.

SECTION 1.4.  "Commercialization Partner" means:  a third party to whom NN or
              ---------------------------
ZGI has extended rights consistent with SECTION 1.3(b) above.


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SECTION 1.5.  "Effective Date" means:  the date on which external investors have
               --------------
first invested at least fifty million United States dollars (US$50,000,000) in ZGI which money dilutes NN's ownership interest in ZGI to below eighty percent (80%) and which date is noted for the sake of clarity on the signature page of this Agreement.

SECTION 1.6.  "NN Field" means:  [*]
               --------

SECTION 1.7.  "NN Patent" means:  any patent or patent application within a
               ---------
patent family listed in Appendix 1 as well as any applications claiming priority therefrom, continuations, continuations-in-part, divisions, utility models, extensions, renewals, substitutions and additions thereof, and all reissues, revalidations, and reexaminations thereof, and all patents issuing therefrom and all foreign counterparts thereof.

SECTION 1.8.  "NN Product" means:  any product, which absent a license granted
               ----------
hereunder would infringe a Valid Claim of a ZGI Patent.

SECTION 1.9.  "Negotiation Fields" means: [*] and the like; [*] technology; (c)
               ------------------
vehicles, apparatus and methods for delivery of [*] formulations for [*].

SECTION 1.10.  "Net Sales" means:  NN's or ZGI's and their respective
                ---------
Commercialization Partners' gross proceeds from sales of NN or ZGI Products invoiced to any independent third party, less,

     i. any direct or indirect credits and allowances or adjustments, including, without limitation, credits and allowances on account of price adjustments or on account of rejection, recall or return of NN or ZGI Products previously sold;

     ii. any trade and cash discounts; price reductions or rebates, retroactive or otherwise imposed by government authorities; and third party distributor fees;

     iii. any sales, excise, turnover, value added, or similar taxes and any duties and other governmental charges imposed upon the production, importation, use or sale of NN or ZGI Product(s);

     iv. applicable transportation, importation, insurance and other handling charges; and

     v. the per unit cost of special devices used for administration of NN or ZGI Products. Such special devices shall not include conventional devices (e.g., tablets, standard syringes, suppositories and/or standard transdermal patches).


Deductions i, ii and iv in the aggregate shall not exceed fifteen percent (15%) of gross sales of Product by NN, ZGI and their respective Affiliates and Commercialization Partner(s) during any


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reporting period. Sales of NN Products between NN and an Affiliate or
Commercialization Partner of NN shall not be included within Net Sales. Sales of ZGI Products between ZGI and an Affiliate or Commercialization Partner of ZGI shall not be included within Net Sales.

SECTION 1.11.  "Valid Claim" means:  a claim of any issued and unexpired patent
                -----------
within NN or ZGI Patents, as applicable, so long as such claim shall not have been disclaimed or shall not have been held invalid in a final decision rendered by a tribunal of competent jurisdiction from which no appeal has been or can be taken.

SECTION 1.12.  "ZGI Field" means"  [*]
                ---------

SECTION 1.13.  "ZGI Patent" means:  any patent or patent application within a
                ----------
patent family listed in Appendix 2 as well as any applications claiming priority therefrom, continuations, continuations-in-part, divisions, utility models, extensions, renewals, substitutions and additions thereof, and all reissues, revalidations, and reexaminations thereof, and all patents issuing therefrom and all foreign counterparts.

SECTION 1.14.  "ZGI Product" means:  any product, which absent a license granted
                -----------
pursuant to this Agreement would infringe a Valid Claim of a NN Patent.


                                   ARTICLE 2
                                License Grants
                                --------------

SECTION 2.1.  Licenses Granted to NN.  Subject to the royalty payment
              ----------------------
obligations of ARTICLE 4, ZGI hereby grants to NN a worldwide, perpetual non-exclusive right to practice all Commercialization Rights under the ZGI Patents in the NN Field.

SECTION 2.2.  Licenses Granted to ZGI.  Subject to the royalty payment
              -----------------------
obligations of ARTICLE 4, NN hereby grants to ZGI a worldwide, perpetual non-exclusive right to practice all Commercialization Rights under the NN Patents in the ZGI Field.

SECTION 2.3.  Sublicenses and Commercialization Partners.  ZGI and NN shall have
              ------------------------------------------
the right to sublicense the rights granted under SECTIONS 2.1 and 2.2 to:

     (a) Affiliates to conduct research, use, sample, develop, promote, manufacture, have made, market, offer for sale, import, export, distribute, sell, and have sold ZGI and NN Products and products comprising ZGI and NN Products, and to practice processes using or making ZGI and NN Products,

     (b) Commercialization Partners, provided that all grants of Commercialization Rights by ZGI or NN under Section 1.3(b) shall be the subject of written agreements between ZGI or NN and the Commercialization Partner,


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     (c)  NN's or ZGI's distributors and their Commercialization Partner's distributors to sample, promote, market, offer for sale, import, export, sell and have sold ZGI and NN Products and products comprising ZGI and NN Products,

     (d) end-users of ZGI and NN Products to use ZGI and NN Products and products comprising ZGI and NN Products, and to practice processes using or making ZGI and NN Products.

SECTION 2.4.  No Other Right Granted.  Except for the licenses expressly granted
              ----------------------
in this ARTICLE 2, no further or different right, option or license is granted or implied to NN or to ZGI, under any patent or other intellectual property, in any field, in any geographic territory.


                                   ARTICLE 3
                              Negotiation Rights
                              ------------------

SECTION 3.1.  NN's Negotiation Rights.  During the time period between the
              -----------------------
Effective Date and the date [*] thereafter, NN may approach ZGI about a license within the Negotiation Fields to any Additional Patent owned or controlled by ZGI. If such rights are available, ZGI and NN shall negotiate in good faith for ninety (90) days the terms for a license to such Additional Patent. Unless mutually extended by the parties, NN's right of negotiation will expire upon the expiration of such ninety (90) day period.

SECTION 3.2.  ZGI's Negotiation Rights.  During the time period between the
              ------------------------
Effective Date and the date [*] thereafter, ZGI may approach NN about a license within the Negotiation Fields to any Additional Patent owned or controlled by NN. If such rights are available, ZGI and NN shall negotiate in good faith for ninety (90) days the terms for a license to such Additional Patent. Unless mutually extended by the parties, ZGI's right of negotiation will expire upon the expiration of such ninety (90) day period.


                                   ARTICLE 4
                                   Royalties
                                   ---------

SECTION 4.1.  Payment of Royalties.  ZGI shall pay to NN a royalty of [*] of
              --------------------
Net Sales of each ZGI Product for the life of the relevant NN Patent(s) covering such ZGI Product. NN shall pay to ZGI a royalty of [*] of Net Sales of each NN Product for the life of the relevant ZGI Patent(s) covering such NN Product.

SECTION 4.2.  Royalty Accounting.  The royalties under this Agreement shall be
              ------------------
paid quarterly.

SECTION 4.3.  Payments and Reports.  Royalties payable pursuant to this
              --------------------
Agreement shall be


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due quarterly within 45 days following the end of each calendar quarter for Net
Sales in such calendar quarter. All sales in foreign currencies shall be converted into United States dollars using the rate of exchange quoted by Bank of America and its successor(s) on the last business day of the calendar quarter in which the sales were made. Each such payment shall be accompanied by a statement of Net Sales for the quarter and the calculation of royalties payable hereunder by Product and country. All royalties and all other amounts which are overdue under this Agreement will bear interest at the rate of 1.5% per month from the date due through the date of payment. The licensee shall keep and shall cause its Commercialization Partners to keep complete, true and accurate records for the purpose of showing the derivation of all royalties payable under this Agreement. The licensor's duly accredited representatives, which are reasonably acceptable to licensee, shall have the right to inspect and audit such records at any time during reasonable business hours upon reasonable prior notice to the licensee or any of its Commercialization Partners, but such right will not be exercised more often than annually (it being understood that a single exercise of such right may include a series of related or continuing inspections and audits).

SECTION 4.4.  Taxation of Payments.  The licensor shall be responsible for and
              --------------------
shall bear any taxes levied upon payments received by the licensor and the licensor hereby authorizes the licensee to withhold such taxes from the payments which are payable to the licensor in accordance with this Agreement if the licensee is either required to do so under the applicable tax laws or directed to do so by an agency of the relevant government. Notwithstanding the above, the licensee shall not withhold taxes if the licensor provides the licensee all the necessary documentation to avoid withholding of taxes. In the event that a licensee does withhold taxes, as soon as practical the licensee shall submit to the licensor proper documentation confirming the licensor's payment of any such taxes for the licensor's account. Upon the licensor's written request, the licensee shall support the licensor in its legal efforts to minimize any such withholding taxes, and provide the licensor with information about and necessary for any documentation needed to reduce withholding to a legal minimum.


                                   ARTICLE 5
                                    Patents
                                    -------

SECTION 5.1.  Patent Filings and Prosecution.  ZGI shall have sole and exclusive
              ------------------------------
responsibility for protecting all ZGI Patents, including filing, prosecuting, and maintaining such ZGI Patents. ZGI shall be solely responsible for the costs associated with such filings, prosecution and maintenance and the jurisdictions in which patent protection is sought shall be within the sole discretion of ZGI. Likewise, NN shall have sole and exclusive responsibility for protecting all NN Patents, including filing, prosecuting, and maintaining such NN Patents. NN shall be solely responsible for the costs associated with such filings, prosecution and maintenance and the jurisdictions in which patent protection is sought shall be within the sole discretion of NN.



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SECTION 5.2.  Patent Enforcement and Defense.  ZGI shall have the sole and
              ------------------------------
exclusive right, but not the obligation, to defend and enforce all ZGI Patents, including but not limited to: sending cease & desist letters; initiating and participating in interference proceedings, protest proceedings, reissue proceedings, re-examination proceedings, and lawsuits; defending declaratory judgment proceedings; and settling disputes with third parties. ZGI shall be solely responsible for the costs associated with such defense and enforcement and shall retain all damages and monies awarded as a result of such efforts. Likewise, NN shall have the sole and exclusive right, but not the obligation, to defend and enforce all NN Patents, including but not limited to: sending cease & desist letters; initiating and participating in interference proceedings, protest proceedings, reissue proceedings, re-examination proceedings, and lawsuits; defending declaratory judgment proceedings; and settling disputes with third parties. NN shall be solely responsible for the costs associated with such defense and enforcement and shall retain all damages and monies awarded as a result of such efforts.


                                   ARTICLE 6
                                Confidentiality
                                ---------------

SECTION 6.1.  Confidential Information.  For the purposes of this Agreement,
              ------------------------
Confidential Information shall include all proprietary information and materials, patentable or otherwise, of a party which is disclosed by or on behalf of such disclosing party to the receiving party, such as DNA sequences, amino acid sequences, vectors, cells, substances, formulations, techniques, methodology, equipment, data, reports, know-how, assay results, preclinical studies and clinical trials and the results thereof, patent positioning and business plans, including any negative developments.

SECTION 6.2.  Confidentiality Obligation.  Except as is otherwise authorized
              --------------------------
under this Agreement, each party shall, during the term of this Agreement and for a period of five (5) years thereafter, maintain as secret and confidential all Confidential Information obtained from the other pursuant to this Agreement and prior to and in contemplation of it, and all other Confidential Information that it may acquire from the other in the course of this Agreement. Each party shall respect the other's proprietary rights in such Confidential Information, use the same exclusively for the purposes of this Agreement, and disclose the same only to those of its employees to whom and to the extent that such disclosure is reasonably necessary for the purposes of this Agreement.

SECTION 6.3.  Release from Confidentiality Obligation.  Notwithstanding the
              ---------------------------------------
foregoing provisions, a party shall be permitted to disclose any Confidential Information of the other party to its patent practitioner or any patent office in any country, as is reasonably required for filing or prosecuting any patent application permitted to be filed by it hereunder. Furthermore, the obligations of this ARTICLE 6 shall not apply to Confidential Information which:

     (a) was properly in the possession of the receiving party, without any restriction on



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     use or disclosure, prior to receipt from the disclosing party, and such possession can be demonstrated by competent evidence of the receiving party;

     (b) are in the public domain by public use, publication, general knowledge or the like, or after disclosure hereunder become general or public knowledge through no fault of the receiving party;

     (c) are properly obtained by the receiving party from a third party not under a confidentiality obligation;

     (d) are independently developed by or on behalf of the receiving party without the assistance of the confidential information of the disclosing party; or

     (e) are required to be disclosed by order of any court or governmental or regulatory authority after notification of the providing party by the receiving party of the necessity to allow the providing party to seek protection for the providing party's confidential information from such court or governmental or regulatory authority.

SECTION 6.4.  Survival.  The obligations under this ARTICLE 6 shall survive the
              --------
termination of this Agreement.


                                   ARTICLE 7
                 Material Transfer and Limitation of Liability
                 ---------------------------------------------

SECTION 7.1.  Limitations.  Materials transferred pursuant to this Agreement are
              -----------
experimental in nature and are transferred between the parties as is. Neither NN nor ZGI makes any warranty or representation with respect to the utility, efficacy, nontoxicity, safety or appropriateness of using the materials.
Neither party shall be liable to the other for any use of such materials transferred pursuant to this Agreement, or any loss that may arise from such use. Materials transferred pursuant to this Agreement will be used in compliance with all applicable rules and regulations including, for example, those relating to research involving the use of human and animal subjects or recombinant DNA.

SECTION 7.2.  Further Transfer of Materials.  Neither NN nor ZGI shall
              -----------------------------
distribute materials transferred by the other party thereto pursuant to this Agreement to third parties, without the transferring party's express written permission. All authorized distributions of materials will only occur pursuant to a fully executed, written Materials Transfer Agreement.


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                                   ARTICLE 8
                        Representations and Warranties
                        ------------------------------

SECTION 8.1.  Representations, Warranties and Covenants of NN.  NN represents
              -----------------------------------------------
and warrants to and covenants with ZGI that:

     (a) NN is a corporation duly organized, validly existing and in corporate good standing under the laws of Denmark; and

     (b) NN has the corporate and legal right, title, authority and power to enter into this Agreement; and

     (c) NN has taken all necessary action to authorize the execution, delivery and performance of this Agreement; and

     (d) upon the execution and delivery of this Agreement, this Agreement shall constitute a valid and binding obligation of NN, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' and contracting parties' rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and

     (e) the performance of its obligations under this Agreement will not conflict with or result in a breach of any agreements, contracts or other arrangements to which it is a party; and

     (f) NN will not during the term of this Agreement enter into any agreements, contracts or other arrangements that would prevent NN from meeting its obligations or adversely impact ZGI's rights under this Agreement; and

     (g) NN will comply with all applicable laws, regulations and guidelines in connection with the performance of NN's obligations pursuant to this Agreement, including but not limited to all applicable product safety, product testing, product labeling, package marking and product advertising laws and regulations and the regulations of the United States and any other relevant nation concerning any export or other transfer of technology, services or products.

SECTION 8.2.  Representations, Warranties and Covenants of ZGI.  ZG1 represents
              ------------------------------------------------
and warrants to and covenants with NN that:

     (a) ZGI is a corporation duly organized, validly existing and in corporate good standing under the laws of the state of Washington; and


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     (b)  ZGI has the corporate and legal right, title, authority and power to enter into this Agreement; and

     (c) ZGI has taken all necessary action to authorize the execution, delivery and performance of this Agreement; and

     (d) upon the execution and delivery of this Agreement, this Agreement shall constitute a valid and binding obligation of ZGI enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' and contracting parties' rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or, at law); and

     (e) the performance of its obligations under this Agreement will not conflict with or result in a breach of any agreements, contracts or other arrangements to which it is a party; and

     (f) ZGI will not after the Effective Date enter into any agreements, contracts or other arrangements that would prevent ZGI from meeting its obligations or adversely impact NN's rights under this Agreement; and

     (g) ZGI will comply with all applicable laws, regulations and guidelines in connection with the performance of ZGI's obligations pursuant to this Agreement, including but not limited to all applicable product safety, product testing, product labeling, package marking and product advertising laws and regulations and the regulations of the United States and any other relevant nation concerning any export or other transfer of technology, services or products.

SECTION 8.3.  Warranty Disclaimer.  Except as otherwise expressly provided in
              -------------------
this Agreement, neither party makes any warranty with respect to the ZGI Patents or NN Patents, goods, services or other subject matter of this agreement and hereby disclaims warranties of merchantability, fitness for a particular purpose and non-infringement with respect to any and all of the foregoing.

SECTION 8.4.  Limited Liability.  Except in the case of gross negligence or
              -----------------
willful misconduct, neither NN nor ZGI will be liable with respect to any matter arising under this Agreement under any contract, negligence, strict liability or other legal or equitable theory for (a) any punitive, exemplary, incidental or consequential damages or lost profits or (b) cost of procurement of substitute goods, technology or services.



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                                   ARTICLE 9
                                Indemnification
                                ---------------

SECTION 9.1.  Personal Injury or Property Damage.  NN shall indemnify and hold
              ----------------------------------
ZGI harmless from and against any and all claims, judgments, costs, awards, expenses (including, but not limited to, any attorney's fees) or liability of any kind arising out of personal injury or property damage caused or alleged to be caused by NN's exercise of its rights to ZGI Patents hereunder. In addition, NN shall assume all obligations for warranties and product liability claims that accompany or result from the sale or use of a NN Product, and shall indemnify and hold ZGI harmless from and against any and all claims, judgments, costs, awards, expenses (including, but not limited to, any attorney's fees) or liability of any kind arising from customers and relating to such warranty obligations or product liability claims. NN's obligation to indemnify ZGI under this SECTION 9.1 shall not apply in case of gross negligence or willful misconduct by ZGI.

ZGI shall indemnify and hold NN harmless from and against any and all claims, judgments, costs, awards, expenses (including, but not limited to, any attorney's fees) or liability of any kind arising out of personal injury or property damage caused or alleged to be caused by ZGI's exercise of its rights to NN Patents hereunder. In addition, ZGI shall assume all obligations for warranties and product liability claims that accompany or result from the sale or use of a ZGI Product, and shall indemnify and hold NN harmless from and against any and all claims, judgments, costs, awards, expenses (including, but not limited to, any attorney's fees) or liability of any kind arising from customers and relating to such warranty obligations or product liability claims. ZGI's obligation to indemnify NN under this SECTION 9.1 shall not apply in case of gross negligence or willful misconduct by NN.

SECTION 9.2.  Insurance.  NN shall maintain appropriate product liability
              ---------
insurance with respect to development, manufacture and sale of NN Products in such amount as NN customarily maintains with respect to sales of its other products. NN shall maintain such insurance for so long as it continues to manufacture or sell NN Products, and thereafter for so long as NN customarily maintains insurance with respect to sales of its other products.

ZGI shall maintain appropriate product liability insurance with respect to development, manufacture and sale of ZGI Products in such amount as ZGI customarily maintains with respect to sales of its other products. ZGI shall maintain such insurance for so long as it continues to manufacture or sell ZGI Products, and thereafter for so long as ZGI customarily maintains insurance with respect to sales of its other products.

SECTION 9.3.  Survival.  The obligations of this ARTICLE 9 shall survive the
              --------
expiry or termination, for whatever reason, of this Agreement.



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                                   ARTICLE 10
                              Term and Termination
                              --------------------

SECTION 10.1.  Term.  This Agreement shall come into force on the Effective Date
               ----
and, unless terminated earlier in accordance with the provisions hereof, shall remain in force until the last patents (ZGI Patents or NN Patents) to expire.
If the condition precedent (investment by external investors as set forth in SECTION 1.5) is not met before December 31, 2000, this Agreement shall be null and void, and all rights and obligations hereunder shall be terminated.

SECTION 10.2.  Termination for Cause.  Either party shall have the right to
               ---------------------
terminate this Agreement upon written notice to the other if:

     (a) If either party at any time materially defaults (i) in making the payment of any money due hereunder, or (ii) in fulfilling any of the other obligations or conditions hereunder, the other party may in its sole discretion waive the default; if not electing to waive the default, the other party shall notify the defaulting party in writing of the default and allow the defaulting party ninety (90) days from such notification to initiate reasonable steps to cure such default. Notwithstanding this
     SECTION 10.2, if the defaulting party disputes the existence, nature or extent of any default set forth above, the parties shall use good faith efforts to resolve the dispute pursuant to ARTICLE 11. This Agreement shall continue until a final decision is reached pursuant to ARTICLE 11, at which point this Agreement may be terminated, if applicable, in accordance with any decision reached under ARTICLE 11; or

     (b) Such other party shall enter into liquidation, whether compulsorily or voluntarily otherwise than for the purposes of amalgamation or reconstruction, shall commit any act of bankruptcy, shall compound with its creditors, shall have a receiver or administrator or equivalent official appointed in respect of all or any part of its property or undertaking, or shall be subject to any analogous proceeding under any foreign law.

SECTION 10.3.  Survival.  Termination for whatever reason or expiry of this
               --------
Agreement shall not affect the accrued rights of the parties or any right arising in any way out of this Agreement as a result of or as of the date of termination or expiration and, in the case of termination for cause under
SECTION 10.2, the licenses granted hereunder to the terminating party shall survive such termination. The right to recover damages against the other and all provisions that are expressly stated to survive this Agreement shall remain in full force and effect. Notwithstanding the termination or expiration of this Agreement, the provisions of ARTICLE 4, ARTICLE 5, ARTICLE 6, ARTICLE 7, ARTICLE 8, ARTICLE 10 and ARTICLE 12 shall survive the termination or expiration and shall continue to be enforceable to the extent provided therein.



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                                  ARTICLE 11
                              Dispute Resolution
                              ------------------

The parties shall attempt to resolve through good faith discussions any dispute that arises under this Agreement. All such disputes shall, upon receipt of written notice from one party to the other regarding the existence and nature of the dispute, first be referred to each party's chief executive officer or to their authorized representative. If they are unable to resolve a dispute other than a patent dispute within thirty (30) days after the initial meeting between the authorized representatives then the dispute shall be referred to alternative dispute resolution in New York, New York in accordance with the rules and procedures set forth in Appendix 3. Patent disputes arising under this Agreement shall be resolved in accordance with the rules set forth in Appendix 3 as administered by the National Patent Board, wherein the decision of the National Patent Board can be appealed to a Federal Court of competent jurisdiction.

                                  ARTICLE 12
                                    General
                                    -------

SECTION 12.1. Assignment. ZGI is aware that NN is set to undergo a demerger as
              ----------
a result of which the Enzyme Business of NN shall become a separate legal entity ("NovoZymes A/S"). ZGI hereby confirms its willingness to allow this Agreement and any and all of NN's rights and obligations hereunder to be fully assigned, in due course, by NN to Novozymes A/S, thereby relieving NN of its obligations hereunder. Except for such assignment, this Agreement may not be assigned by either party without prior written consent of the other party, except for assignment to its Affiliates. However, each party may, at its discretion, assign this Agreement to a third party as part of the sale or merger of all or substantially all of the party's assets and business. In the event of any permissible assignment under this Agreement other than the assignment to NovoZymes, the assignor and assignee shall be jointly and severally liable for assignor's obligations hereunder.

SECTION 12.2. Relationship between the Parties. Nothing in this Agreement is
              --------------------------------
intended to create or shall be deemed to constitute a partnership, agency or joint venture relationship between the Parties or their sublicensees, contractors or licensees. Neither Party shall be responsible for the acts or omissions of the other party, and neither party shall have the authority to speak for, represent or obligate the other party in any way without the prior written authority of the other party.

SECTION 12.3. Public Announcements. Except as otherwise may be required by law
              --------------------
or regulation, neither party shall make any public announcement, written or oral, concerning this Agreement or the subject matter hereof, without the prior written approval of the other party, provided that ZGI and NN shall have the right to disclose or announce information concerning the existence and general nature of this Agreement in order to seek third party investors in ZGI. Each party may disclose the existence of this Agreement to any third party and may disclose the

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existence as well as the contents of this Agreement to its Affiliates.

SECTION 12.4. Use of Names, Trade Names and Trademarks. Except as provided
              ----------------------------------------
herein, nothing contained in this Agreement shall be construed as conferring any right on either party to use in advertising, publicity or other promotional activities any name, trade name, trademark or other designation of the other party hereto, including any contraction, abbreviation or simulation of any of the foregoing, unless the express written permission of such other party has been obtained.

SECTION 12.5. Force Majeure. If either party to this Agreement is prevented or
              -------------
delayed in the performance of any of its obligations under this Agreement by force majeure, and if such party gives written notice thereof to the other party specifying the matters constituting force majeure, together with such evidence as it can reasonably give and specifying the period for which it is estimated that such prevention or delay will continue, then the party in question shall be excused from the performance of its obligations or the punctual performance thereof as the case may be as from the date of such notice for so long as such cause of prevention or delay shall continue. For the purpose of this Agreement, "force majeure" shall be deemed to be any cause affecting the performance of this Agreement arising from or attributable to acts, events, omissions or accidents beyond the reasonable control of the party.

SECTION 12.6. Governing Law. This Agreement shall be governed in all respects
              -------------
by the laws of New York.

SECTION 12.7. Waiver of Remedies. No forbearance, delay or indulgence by
              ------------------
either party in enforcing the provisions of this Agreement shall prejudice or restrict the rights of that party, nor shall any waiver of its rights operate as a waiver of any subsequent breach, and no right, power or remedy herein conferred upon or reserved for either party is exclusive of any other right, power or remedy available to that party.

SECTION 12.8. Amendments and Entire Agreement. This Agreement and the Appendices
              -------------------------------
hereto constitute the entire agreement between the parties and supersede all prior oral and written agreements, understandings or arrangements relating to the subject matter hereof. No addition to or modification of any provision of this Agreement shall be binding upon the parties, unless made in writing and signed by a duly authorized representative of each of the parties.

SECTION 12.9. Notices. All notices, requests, demands, waivers, consents,
              -------
approvals or other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, faxed with receipt acknowledged (and with a confirmation copy also sent by registered mail, return receipt requested), delivered by a recognized commercial courier service with receipt acknowledged, or mailed by registered or certified mail return receipt requested, postage prepaid, as follows:

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If to NN:      Novo Nordisk A/S
               Novo Alle
               DK-2880 Bagsvaerd
               Denmark
               Attn: General Counsel
               Facsimile: [+45 4498 0670]

If to ZGI:     ZymoGenetics, Inc.
               1201 Eastlake Avenue East
               Seattle, WA 98102
               Attn: Legal Affairs
               Facsimile: (206) 442-6678

or to such other addresses as the addressee may have specified in a notice duly given to the sender as provided herein. Such notice, request, demand, waiver, consent, approval or other communication will be deemed effective (i) as of the date so delivered (either personally or by courier service) or faxed; or (ii) on the third (3rd) business day after the same has been mailed.

SECTION 12.10. Severability. The parties agree that, if any provision of this
               ------------
Agreement shall for any reason be held to be invalid or unenforceable, such provision shall be enforced to the maximum extent permitted by law and the parties' fundamental intentions hereunder, and the remaining provisions hereof shall not be affected, impaired or invalidated and shall continue in full force and effect.

SECTION 12.11. Headings. The article and section headings contained herein are
               --------
for reference only and shall not be considered a part of this Agreement, nor shall they in any way affect the interpretation hereof.

SECTION 12.12. Counterparts. This Agreement may be executed in two or more
               ------------
counterparts each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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     IN WITNESS WHEREOF, NN and ZGI have caused this Agreement to be executed in their names by their properly and duly authorized officers or representatives.

Novo Nordisk A/S

/s/ Steen Riisgaard                            8/10/00
---------------------------------------------------------------------------
Steen Riisgaard                              Date
Corporate Executive Vice President

ZymoGenetics, Inc.

/s/ Bruce L.A. Carter                         30 Aug '00
---------------------------------------------------------------------------
Bruce L.A. Carter                            Date
President & CEO


EFFECTIVE DATE: 10 November 2000
                --------------------

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                                  APPENDIX 1
                                  NN Patents

NN             Patent    Includes        Title of Patent Application
Family                   US Patent

[*]

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                                  APPENDIX 2
                                  ZGI Patents

ZGI Patent      Includes Patent    Derwent Title or Patent Application Title
Family          or patent
                application

[*] [2 pages]

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                                  APPENDIX 2
                                  ZGI Patents
                                  (continued)

ZGI Patent      Includes Patent   Derwent Title or Patent Application Title
Family          or patent
                application
[*]

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                                  APPENDIX 3
                              Dispute Resolution

If the matter has not been resolved within thirty (30) days of the referral to the chief executive officers, either party may initiate an ADR proceeding as provided herein. The parties shall have the right to be represented by counsel in such a proceeding.

1. To begin an ADR proceeding, a party shall provide written notice to the other party of the issues to be resolved by ADR. Within 14 (fourteen) days after its receipt of such notice, the other party may, by written notice to the party initiating the ADR, add additional issues to be resolved within the same ADR.

2. Within 21 (twenty-one) days following receipt of the original ADR notice, the parties shall select a mutually acceptable neutral to preside in the resolution of any disputes in this ADR proceeding. If the parties are unable to agree on a mutually acceptable neutral within such period, either party may request the CPR Panels Management Group of the CPR Institute (the Group"), to select a neutral pursuant to the following procedures:

     (a) the Group shall submit to the parties a list of not less than 5 (five) candidates within 14 (fourteen) days after receipt of the request, along with a Curriculum Vitae for each candidate. No candidate shall be an employee, director, or shareholder of either party or any of their subsidiaries or Affiliates.

     (b) such list shall include a statement of disclosure by each candidate of any circumstances likely to affect his or her impartiality.

     (c) each party shall number the candidates in order of preference (with the number 1 (one) signifying the greatest preference) and shall deliver the list to the Group within 7 (seven) days following receipt of the list of candidates. If a party believes a conflict of interest exists regarding any of the candidates, that party shall provide a written explanation of the conflict to the Group along with its list showing its order of preference for the candidates. Any party failing to return a list of preferences on time shall be deemed to have no order of preference.

     (d) if the parties collectively have identified fewer than 3 (three) candidates deemed to have conflicts, the Group immediately shall designate as the neutral the candidate for whom the parties collective have indicated the greatest preference. If a tie should result between 2 (two) candidates, the Group may designate either candidate. If the parties collectively have identified 3 (three) or more candidates deemed to have conflicts, the Group shall review the explanations regarding conflicts and, in its sole discretion, may either (i) immediately designate as the neutral the candidate for whom the parties collectively have indicated the greatest preference, or (ii) issue a new list of not less than 5 (five) candidates, in which

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          case the procedures set forth in sub-paragraphs 2(a) - 2(d) shall be repeated.

3. No earlier than 28 (twenty-eight) days or later than 56 (fifty-six) days after selection, the neutral shall hold a hearing to resolve each of the issues identified by the parties. The ADR proceeding shall take place in Chicago. Each party to the proceeding shall be entitled to make 1 (one) document request to the other party, subject to the right of the neutral to rule on any objection to such request, which shall not be subject to appeal.

4. At least 7 (seven) days prior to the hearing, each party shall submit the following to the other party and the neutral:-

     (a) a copy of all exhibits on which such party intends to rely in any oral or written presentation to the neutral;

     (b) a list of any witnesses such party intends to call at the hearing, and a short summary of the anticipated testimony of each witness;

     (c) a proposed ruling on each issue to be resolved, together with a request for a specific damage award or other remedy for each issue. The proposed rulings and remedies shall not contain any recitation of the facts or any legal arguments and shall not exceed 1 (one) page per issue;

     (d) a brief in support of such party's proposed rulings and remedies, provided that the brief shall not exceed 20 (twenty) pages. This page limitation shall apply regardless of the number of issues raised in the ADR proceeding.

5. The hearing shall be conducted on 2 (two) consecutive days and shall be governed by the following rules:

     (a) Each party shall be entitled to 5 (five) hours of hearing time to present its case. The neutral shall determine whether each party has had the 5 (five) hours to which it is entitled.

     (b) Each party shall be entitled, but not required, to make an opening statement, to present regular and rebuttal testimony, documents or other evidence, to cross-examine witnesses, and to make a closing argument. Cross-examination of witnesses shall occur immediately after their direct testimony, and cross-examination time shall be charged against the party conducting the cross-examination.

     (c) The party initiating the ADR shall begin the hearing and, if it chooses to make an opening statement, shall address not only issues it raised but also any issues raised by the responding party. The responding party, if it chooses to make an opening

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          statement, also shall address all issues raised in the ADR.
          Thereafter, the presentation of regular and rebuttal testimony and documents, other evidence, and closing arguments shall proceeding the same sequence.

     (d) Except when testifying, witnesses shall be excluded from the hearing until closing arguments.

     (e) Settlement negotiations, including any statements made therein, shall not be admissible under any circumstances. Affidavits prepared for purposes of the ADR hearing also shall not be admissible. As to all other matters, the neutral shall have sole discretion regarding the admissibility of any evidence.

6. Within 7 (seven) days following completion of the hearing, each party may submit to the other party and the neutral a post-hearing brief support of its proposed rulings and remedies, provided that such brief shall not contain or discuss any new evidence and shall not exceed 10 (ten) pages. This page limitation shall apply regardless of the number of issues raised in the ADR proceeding.

7. The neutral shall rule on each disputed issue within 14 (fourteen) days following completion of the hearing. Such ruling shall adopt in its entirety the proposed ruling and remedy of 1 (one) of the parties on each disputed issue but may adopt 1 (one) party's proposed rulings and remedies on some issues and the other party's proposed rulings and remedies on the other issues. The neutral shall not issue any written opinion or otherwise explain the basis of the ruling.

8. The neutral shall be paid a reasonable fee plus expenses. These fees and expenses, along with the reasonable legal fees and expenses of the prevailing party (including all expert witness fees and expenses), the fees and expenses of a court reporter, and any expenses for a hearing room, shall be paid as follows:

     (a) If the neutral rules in favor of the 1 (one) party on all disputed issues in the ADR, the losing party shall pay 100% (one hundred percent) of such fees and expenses.

     (b) If the neutral rules in favor of one party on some issues and the other party on other issues, the neutral shall issue with the rulings a written determination as to how such fees and expenses shall be allocated between the parties. The neutral shall allocate fees and expenses in a way that bears a reasonable relationship to the outcome of the ADR, with the party prevailing on more issues, or on issues of greater value or gravity, recovering a relatively larger share of its legal fees and expenses.

9. The rulings of the neutral and the allocation of fees and expenses shall be binding, non-reviewable, and non-appealable except as provided for patent disputes in ARTICLE 11 of

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     this Agreement, and may be entered as a final judgment in any court having jurisdiction.

10. Except as provided in paragraph 9 or as required by law, the existence of the dispute, any settlement negotiations, the ADR hearing, any submissions (including exhibits, testimony, proposed rulings and briefs), and the rulings shall be deemed Confidential Information. The neutral shall have the authority to impose sanctions for unauthorized disclosures of Confidential Information.

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